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                                 Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 15, 2001 relating to the financial statements, which appears in Mercury Interactive Corporation's Annual Report of Form 10-K for the year ended December 31, 2000.



/s/  PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP
San Jose, California
May 29, 2001